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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 2, 2005, relating to the consolidated financial statements of Sona International, Inc. as of December 31, 2004, and for the year ended December 31, 2004 in the Registration Statement (Form S-1 No. 333-127463) and related Prospectus of Cynosure, Inc. dated November 14, 2005.

                              /s/ Lattimore Black Morgan & Cain, PC


Brentwood, Tennessee
November 14, 2005